Exhibit 32.1

Certification Pursuant to 18 U.S.C. Section 1350,
As Adopted Pursuant To
Section 906 of The Sarbanes-Oxley Act of 2002

          In connection with the Large Scale Biology Corporation Quarterly Report on Form 10-Q for the quarter ended June 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Kevin J. Ryan, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)

that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Large Scale Biology Corporation for the quarter covered by the Report.

Date: August 14, 2003	By:	/s/ KEVIN J. RYAN

Kevin J. Ryan Chief Executive Officer Large Scale Biology Corporation

          A signed original of this written statement required by Section 906 has been provided to Large Scale Biology Corporation and will be retained by Large Scale Biology Corporation and furnished to the Securities and Exchange Commission or its staff upon request.